UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware		20-5336063
(State or other jurisdiction of incorporation)	001-33225 (Commission file number)	(I.R.S. Employer Identification No.)

1 Parkview Plaza, Oakbrook Terrace, IL		60181
(Address of principal executive offices)		(Zip Code)

(630) 574-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2020, Great Lakes Dredge & Dock Corporation (the “Company”) and Kathleen M. LaVoy, the Company’s Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary, reached agreement on her departure from the Company in connection with the relocation of the Company’s principal executive offices to Houston, Texas.  Ms. LaVoy’s departure will be effective as of December 18, 2020.  In connection with her departure, Ms. LaVoy will enter into a customary separation agreement with the Company consistent with the terms of that certain Second Amended and Restated Employment Agreement, dated as of December 21, 2016, by and between Ms. LaVoy and the Company.

On December 7, 2020, the Company appointed Vivienne Schiffer as its new Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary.  Ms. Schiffer will be based at the Company’s new offices in Houston, Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date: December 8, 2020	By:	/s/Mark W. Marinko
Mark W. Marinko
Senior Vice President and Chief Financial Officer